UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Earliest Event Reported: October 13, 2005
Date of Report: October 19, 2005
BINDVIEW DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS (State or Other Jurisdiction of incorporation or organization)	000-24677 (Commission File Number)	76-0306721 (I.R.S. Employer Identification No.)
5151 San Felipe, 25th Floor
Houston, Texas 77056
(Address of principal executive offices)
(713) 561-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. Material Modification to Rights of Security Holders
Amendment to Rights Agreement
     On October 13, 2005, BindView Development Corporation (the “Company”) and Mellon Investor Services LLC, as rights agent (the “Rights Agent”), executed an amendment (the “Rights Amendment”) effective as of October 2, 2004, to the Rights Agreement dated as of September 17, 2001, between the Company and the Rights Agent (the “Rights Agreement”). The Rights Amendment provides that no person shall be deemed to be an “Acquiring Person” by reason of the execution and delivery of the Agreement and Plan of Merger dated as of October 2, 2005 (the “Merger Agreement”), by and between the Company, Buena Vista Acquisition Corp. and Symantec Corporation, or by reason of the consummation of the transactions contemplated by the Merger Agreement (the “Merger”).
     The Rights Amendment also amends the Rights Agreement to provide that (a) a “Shares Acquisition Date” shall not be deemed to occur as a result of the announcement, execution, delivery or amendment of the Merger Agreement or the consummation of any of the transactions contemplated thereby, and (b) the rights created under the Rights Agreement shall cease to be exercisable immediately prior to the effective time of the Merger.
     The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
(a) Financial statements of businesses acquired
     Not applicable
(b) Pro forma financial information
     Not applicable
(c) Exhibits

Exhibit 4.1	First Amendment to Rights Agreement, effective as of October 2, 2005, by and between BindView Development Corporation and Mellon Investor Services LLC.

SIGNATURE
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BINDVIEW DEVELOPMENT CORPORATION
Date: October 19, 2005	By:	/s/ Edward L. Pierce
Edward L. Pierce
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 4.1	First Amendment to Rights Agreement, effective as of October 2, 2005, by and between BindView Development Corporation, and Mellon Investor Services LLC.

3